Exhibit 23.2

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2004 with respect to the consolidated financial statements of Top Image Systems Ltd., in the Registration Statement (Form F-1 No. 333-119885) and related Prospectus of Top Image Systems Ltd. for the registration of 6,125,713 of its ordinary shares.

Tel-Aviv, Israel December 30, 2004	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global